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                                                                     Exhibit 5.1


                            HALE AND DORR LETTERHEAD


                                                                  August 2, 2002



SRA International, Inc.
4350 Fair Lakes Court
Fairfax, Virginia 22033



         Re:  Deferred Compensation Plan for Key Employees as amended

Ladies and Gentlemen:

         We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $5,000,000 of deferred compensation obligations (the "Obligations") of SRA International, Inc., a Delaware corporation (the "Company"), issuable under the Company's Deferred Compensation Plan for Key Employees, as amended (the "Plan").

         We have examined the Certificate of Incorporation and By-Laws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

         We assume that the appropriate action will be taken, prior to the issuance of the Obligations in accordance with the Plan, to register and qualify the Obligations for sale under all applicable state securities or "blue sky" laws.

         We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Virginia, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

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SRA International, Inc.
August 2, 2002
Page 2

         It is understood that this opinion is to be used only in connection with the issuance of the Obligations while the Registration Statement is in effect.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

         Based on the foregoing, we are of the opinion that the Obligations have been duly authorized for issuance and, when the Obligations are issued by the Company in accordance with the terms and conditions of the Plan, the Obligations will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject as to enforcement to (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, and (iv) general equitable principles. We express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or documents or obligations referred to therein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court.

         We also express no opinion herein as to any provision of any agreement
(a) which may be deemed to or construed to waive any right of the Company, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of the Plan on the validity or enforceability of any other provision thereof, (d) requiring the payment of penalties, consequential damages or liquidated damages, (e) which is in violation of public policy, including, without limitation, any provision relating to non-competition and non-solicitation or relating to indemnification and contribution with respect to securities law matters, (f) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (g) which provides that the terms of the Plan may not be waived or modified except in writing or (h) relating to choice of law or consent to jurisdiction.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                     Very truly yours,


                                                     /s/ Hale and Dorr LLP

                                                     HALE AND DORR LLP